UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):  October 20, 2025

Commission File Number	Registrant; State of Incorporation; Address and Telephone Number			IRS Employer Identification No.

1-11459	PPL Corporation			23-2758192
(Exact name of Registrant as specified in its charter)
Pennsylvania
645 Hamilton Street
	Allentown,	PA	18101
	(610)	774-5151

1-2893	Louisville Gas and Electric Company			61-0264150
(Exact name of Registrant as specified in its charter)
Kentucky
820 West Broadway
	Louisville,	KY	40202
	(502)	627-2000

1-3464	Kentucky Utilities Company			61-0247570
(Exact name of Registrant as specified in its charter)
Kentucky and Virginia
One Quality Street
	Lexington,	KY	40507-1462
	(502)	627-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol:	Name of each exchange on which registered
Common Stock of PPL Corporation	PPL	New York Stock Exchange

Junior Subordinated Notes of PPL Capital Funding, Inc.
2007 Series A due 2067	PPL/67	New York Stock Exchange

Indicate by a check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
☐	PPL Corporation
☐	Louisville Gas and Electric Company
☐	Kentucky Utilities Company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐	PPL Corporation
☐	Louisville Gas and Electric Company
☐	Kentucky Utilities Company

Section 8 - Other Events

Item 8.01 Other Events

On October 20, 2025, Louisville Gas and Electric Company ("LG&E") and Kentucky Utilities Company ("KU", and collectively with LG&E, the "Companies") announced that they filed with the Kentucky Public Service Commission ("KPSC") a stipulation and recommendation (the "agreement") regarding a proposed resolution of issues with a majority of the intervenors in the Companies' proceedings commenced in May 2025 before the KPSC requesting increases in annual electricity and gas revenues and associated accounting matters.

Under the agreement, the parties propose that the KPSC should issue orders granting a revised aggregate increase in annual electricity and gas revenues of approximately $235 million, comprising increases of $58 million and $132 million in electricity revenues at LG&E and KU, respectively, and $45 million in gas revenues at LG&E. The agreement proposes a revised authorized return on equity ("ROE") of 9.90%.

The agreement proposes a "stay out" commitment from the Companies to refrain from effective base rate increases before August 1, 2028, subject to certain exceptions. In connection with the stay out period, the agreement also proposes the establishment of two new rate tracker mechanisms, a Generation Cost Recovery Adjustment Clause ("GCR") and a Sharing Mechanism Adjustment Clause ("SM").

The proposed GCR mechanism would provide the Companies' recovery, and return on investment of covered costs (excluding fuel amounts, which the Companies recover via an existing rate mechanism) of relevant new generation and energy storage assets planned by the Companies as they come into service. As proposed, the GCR would include projects previously approved in the Companies' prior 2022 Certificate of Public Convenience and Necessity ("CPCN") proceeding before the KPSC, such as the Mill Creek Unit 5 natural gas combined-cycle generating unit ("NGCC"), the Marion and Mercer County solar generating facilities and the E.W Brown battery energy storage facility and, the E.W. Brown Unit 12 NGCC, subject to KPSC approval, a project proposed in the current 2025 CPCN proceeding. The GCR would exclude costs of the proposed Mill Creek Unit 6 NGCC, for which a similar cost tracking mechanism is separately pending as part of the Companies' 2025 CPCN proceeding before the KPSC.

The proposed SM mechanism would address any base rate revenue deficiency or surplus during the final thirteen months of the stay out period, July 2027 through July 2028, above or below a suggested ROE band of 9.40% to 10.15%. Any such base rate revenue deficiency or surplus would be collected from or returned to customers over a thirteen month billing period beginning November 2028.

The agreement further authorizes the Companies' use of regulatory deferral accounting for actual expenses above or below base rate levels for certain expenses including: pension and post-retirement benefits, storm restoration, vegetation management, transmission waivers and credits, and gas line or well activities, with recovery of such deferred asset or liability amounts to be addressed in future rate cases.

Finally, the agreement contains agreed positions regarding certain other tariff, rate, regulatory accounting and other issues in the rate increase proceedings, as well as recommending approval of all remaining matters as requested by the Companies' applications.

A KPSC hearing in the underlying proceedings is scheduled to commence on November 3, 2025.

The agreement, as well as matters raised by non-agreeing intervenors, are subject to KPSC review and action, including approval, denial or modification.

LG&E and KU anticipate a ruling from the KPSC during the fourth quarter of 2025, although the KPSC has until March 31, 2026 to issue its final order. LG&E and KU cannot predict the outcome of the proceeding.

A copy of the Companies' press release is furnished as Exhibit 99.1

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

	99.1	Press Release dated October 20, 2025 of Louisville Gas and Electric Company and Kentucky Utilities Company.
	104	Cover Page Interactive Data File (the Cover Page Interactive Data File is embedded within the Inline XBRL document).

Cautionary Statement on Forward-Looking Statements

Statements in this report regarding future events and their timing, including statements as to future costs or expenses, regulation, corporate strategy and performance, are "forward-looking statements" within the meaning of the federal securities laws. Although PPL Corporation and the Companies believe that the expectations and assumptions reflected in these forward-looking statements are reasonable, these expectations, assumptions and statements are subject to a number of risks and uncertainties, and actual results may differ materially from the results discussed in the statements. The following are among the important factors that could cause actual results to differ materially from the forward-looking statements: subsequent phases of rate proceedings and regulatory cost recovery; market demand and prices for electricity and natural gas; political, regulatory or economic conditions in states and regions where the Companies conduct business; final negotiated terms and conditions in any prospective contracts and the progress of actual construction, purchase or installation of assets or operations. All forward-looking statements should be considered in light of these important factors and in conjunction with PPL Corporation's and the Companies' Form 10-K and other reports on file with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PPL CORPORATION

By:	/s/ Marlene C. Beers
Marlene C. Beers Vice President and Controller

LOUISVILLE GAS AND ELECTRIC COMPANY

By:	/s/ Christopher M. Garrett
Christopher M. Garrett Vice President-Finance and Accounting

KENTUCKY UTILITIES COMPANY

By:	/s/ Christopher M. Garrett
Christopher M. Garrett Vice President-Finance and Accounting

Dated:  October 20, 2025